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                                                                    Exhibit 21.1

                                   TYCOM LTD.
                       Subsidiaries at September 30, 2000


ARGENTINA:
   Tyco Submarine Systems de Argentina S.A.

BAHAMAS:
   TyCom Services, Inc.
   TyCom Shares Ltd.

BARBADOS:
   TSSL Foreign Sales Corporation
   TyCom Holdings (Barbados) Ltd.

BELGIUM:
   TyCom Contracting (Belgium) SPRL
   TyCom Networks (Belgium) SPRL

BERMUDA:
   Cawich Limited
   Tyco Holdings (Bermuda) No. 5 Limited
   TyCom Asia Networks Ltd.
   TyCom Contracting Ltd.
   TyCom Global Marketing Ltd.
   TyCom Ltd.
   TyCom Networks Limited

BRAZIL:
   Tyco Submarine Systems Brasil Ltda.

CANADA:
   Tyco Submarine Systems Canada Ltd.

CHILE:
   Tyco Submarine Systems Chile S.A.

CYPRUS:
   TyCom Contracting (Cyprus) Ltd.
   TyCom Networks (Cyprus) Ltd.

DENMARK:
   Tyco Holding XI (Denmark) ApS
   Tyco Holding XVII (Denmark) ApS
   TyCom Contracting (Denmark) APS
   TyCom Networks (Denmark) APS

FRANCE:
   Tyco Submarine Systems SARL
   TyCom Contracting (France) SAS
   TyCom Networks (France) SAS
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GERMANY:
   TyCom Networks (Germany) Gmbh

GUAM:
   TyCom Contracting (Guam) LLC
   TyCom Networks (Guam) LLC

GUATEMALA:
   Tyco Submarine Systems Guatemala Ltd.

IRELAND:
   Tyco Submarine Systems Ireland Ltd.

ISRAEL:
   TCM Contracting (Israel) Ltd.
   TCM Networks (Israel) Ltd.

ITALY:
   TyCom Contracting (Italy) Srl
   TyCom Networks (Italy) Srl

JAPAN:
   TyCom Contracting (Japan) KK
   TyCom Networks (Japan) KK

LUXEMBOURG:
   TCC Holding (Luxembourg) S.a.r.l.
   TCN Holding (Luxembourg) S.a.r.l.
   TyCom Holdings I S.a.r.l.
   TyCom Holdings A S.a.r.l.
   TyCom Holdings B S.a.r.l.
   TyCom Holdings C S.a.r.l.
   TyCom Holdings II SA
   TyCom Holdings III S.a.r.l.

MARSHALL ISLANDS:
   Coastal Cable Ship Co. Inc.
   C.S. Tyco Provider Inc.
   C.S. TyCom Reliance Inc.
   C.S. TyCom Responder Inc.
   C.S. TyCom Resolute Inc.
   C.S. TyCom Dependable Inc.
   C.S. TyCom Decisive Inc.
   C.S. TyCom Durable Inc.

MEXICO:
   Tyco Submarine Systems, S.A. de C.V.

NETHERLANDS:
   TyCom Contracting (Netherlands) B.V.
   TyCom Networks (Netherlands) B.V.
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PANAMA:
   Tyco Submarine Systems S.A.

PERU:
   Tyco Submarine Systems Del Peru S.A.

PUERTO RICO:
   Tyco Submarine Systems Puerto Rico Corp.

PORTUGAL:
   TCC (Portugal), Instalacao e Manutencao de redes, Unipessoal Ltda. TCN (Portugal), Instalacao e Manutencao de redes, Unipessoal Ltda.

SINGAPORE:
   Tyco Submarine Systems (S) Pte. Ltd.

SPAIN:
   Telecomunicaciones Marinas, S.A.
   Tyco Iberica SL
   TyCom Contracting Iberica, S.L.
   TyCom Networks Iberica, S.L.

SWEDEN:
   TyCom Contracting AB
   TyCom Networks AB

SWITZERLAND:
   TyCom Services AG

UNITED KINGDOM:
   TyCom Contracting (UK) Limited
   TyCom Networks (UK) Limited

UNITED STATES:
   C.S. Charles L. Brown, L.P.
   C.S. Global Link, L.P.
   C.S. Global Mariner, L.P.
   C.S. Global Sentinel, L.P.
   C.S. Long Lines, L.P.
   Techcon International Inc.
   Terraworx Inc.
   Transoceanic Cable Ship Co. Inc.
   TSSL Finance Company, Inc.
   TSSL Holding Corp.
   Tyco Submarine Systems Projects, Inc.
   TyCom Integrated Cable Systems Inc. (formerly "Simplex Technologies Inc.") TyCom Management Inc.
   TyCom Simplex Holdings Inc.
   TyCom (US) Inc. (formerly "Tyco Submarine Systems Ltd.")
   TyCom (US) Holdings, Inc.

VENEZUELA:
   Tyco Submarine Systems, C.A.